UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 7, 2015

InterCloud Systems, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-32037	650963722
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1030 Broad Street, Suite 102 Shrewsbury, New Jersey	07702
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 561-988-1988

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On April 7, 2015, InterCloud Systems, Inc., a Delaware corporation (the “Company,” “we,” “us” or “our”), entered into an Exchange Agreement (the “31 Exchange Agreement”) with 31 Group LLC (“31”), whereby the Company exchanged the warrant previously issued to 31 on October 8, 2014 for 1,146,977 shares of common stock. In addition, the Company exchanged two warrants previously issued to 31 on each of April 15, 2014 and July 1, 2014, for two new warrants, each of which are identical to the previous warrants issued, except that the exercise price of such new warrants is $5.00 per share, subject to equitable adjustments as set forth therein. Pursuant to the 31 Exchange Agreement, on July 1, 2015, the Company is obligated to pay 31 a cash make-whole amount, if any, equal to the greater of (a) zero (0) and (b) the difference of (i) $5,175,000 less (ii) the product of (x) the Exchange Share Amount (as defined in the 31 Exchange Agreement) and (y) the quotient of (A) the sum of each of the thirty lowest daily volume weighted average prices of the Common Stock during the period commencing on, and including, April 8, 2015 and ending, and including, June 30, 2015, divided by (B) thirty (30). As part of the 31 Exchange Agreement, the registration rights agreement previously entered into between the Company and 31 in October 2014 was terminated.

On April 7, 2015, we entered into a separate Exchange Agreement (the “CVI Exchange Agreement,” and together with the 31 Exchange Agreement, the “Exchange Agreements”) with Capital Ventures International (“CVI”), whereby the Company exchanged the warrant previously issued to CVI on October 20, 2014 for 15,826 shares of common stock. Pursuant to the CVI Exchange Agreement, on July 1, 2015, the Company is obligated to pay CVI a cash make-whole amount, if any, equal to the greater of (a) zero (0) and (b) the difference of (i) $53,028 less (ii) the product of (x) the Exchange Share Amount (as defined in the CVI Exchange Agreement) and (y) the quotient of (A) the sum of each of the thirty lowest daily volume weighted average prices of the Common Stock during the period commencing on, and including, April 8, 2015 and ending, and including, June 30, 2015, divided by (B) thirty (30). As part of the CVI Exchange Agreement, the registration rights agreement previously entered into between the Company and CVI in October 2014 was terminated.

The foregoing description of the Exchange Agreements does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of such agreements, copies of which are filed herewith as Exhibits 10.1 and 10.2 and are incorporated by reference herein. The provisions of the Exchange Agreements, including the representations and warranties contained therein, are not for the benefit of any party other than the parties to such agreement and are not intended as documents for investors and the public to obtain factual information about our current state of affairs. Rather, investors and the public should look to other disclosures contained in our filings with the Securities and Exchange Commission.

Item 3.02.  Unregistered Sales of Equity Securities.

The information set forth in Items 1.01 this Current Report on Form 8-K is incorporated herein by reference. The shares of common stock issued to the Assignees pursuant to the Exchange Agreement were issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), based on the exemption from registration afforded by Section 4(a)(2) of the Securities Act.

Item 9.01.  Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Exchange Agreement, dated April 7, 2015, between InterCloud Systems, Inc. and 31 Group LLC.

10.2	Exchange Agreement, dated April 7, 2015, between InterCloud Systems, Inc. and Capital Ventures International.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 13, 2015	INTERCLOUD SYSTEMS, INC.

	By:	/s/ Mark E. Munro
		Name:	Mark E. Munro
		Title:	Chief Executive Officer

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